T R Chadha & Co LLP
Chartered Accountants
E 2001-02, 20th Floor, Lotus Corporate Park,
Off Western Express Highway,
Ram Mandir Station Road,
Goregaon East, Mumbai 400063
Tel.: 022-49669000
Email:mumbai@trchadha.com

Ref. No.929/107/2023 Date: 19th July 2023

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Reference – TraQiQ, Inc.- Changes in Registrant's Certifying Accountant

Dear Sir,

We were previously the independent registered public accounting firm for TraQiQ Inc., and under the date of March 30, 2023, we reported on the financial statements of TraQiQ Inc. as of December 31, 2022 and 2021, and for the years then ended.

The Company dismissed us as its independent registered public accounting firm. We have read TraQiQ Inc. statements included in Item 4.01 on Form 8-K regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

For T R Chadha & Co LLP
Chartered Accountants

PRAMOD TILWANI
Digitally signed by PRAMOD TILWANI
Date: 2023.07.19 16:20:24 +05'30'

Pramod Tilwani
Partner